PERFORMANCE ACCELERATED
                             STOCK OPTIONS AGREEMENT

     This PERFORMANCE ACCELERATED STOCK OPTIONS AGREEMENT (this "Agreement"), dated as of the ____ day of ___________ by and between Orthofix International N.V. (the "Company") and ______________ (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, in connection with the transaction contemplated by the Acquisition Agreement, dated as of November 20, 2003 (the "Acquisition Agreement"), among the Company, Trevor Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Orthofix, Breg, Inc., a California corporation, and Bradley R. Mason, as shareholder's representative, and the Optionee's employment with the Company, the Company wishes to grant the Optionee options to purchase shares of the Company's common stock, par value U.S. $0.10 per share ("Common Stock"), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. For the purpose of this Agreement, the following terms shall have the meanings specified below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means termination of the Optionee's employment because of any of the following events:

          (i) Any of the events or circumstances under the definition of "Cause" pursuant to the Optionee's employment agreement with the Company, dated _________________ (the "Employment Agreement"), if such Employment Agreement is in effect; or

          (ii) The Optionee's (A) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (B) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction which such conviction or guilty plea occurs, or (C) unauthorized disclosure of any trade secrets or other confidential information relating to the Company's business and affairs (except to the extent such disclosure is required under the applicable law).

          (c) "Change in Control" means, notwithstanding the terms of any applicable plan or arrangement to the contrary, any of the following events:

          (i) Any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (unless such person is known by Optionee to be already such beneficial owner on the date of this Agreement);

          (ii) Individuals who, as of the date of this Agreement, constitute the Board cease for any reason to constitute at least a majority of the Board, unless any such change is approved by a unanimous vote of the members of the Board in office immediately prior to such cessation;

          (iii) The Company is merged, consolidated or reorganized into, or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

          (iv) The Company, in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale;

          (v) The Company and its affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations that generated two-thirds of the consolidated revenues (determined on the basis of the Company's four (4) most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Company and its subsidiaries immediately prior thereto;

          (vi) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act, disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (vii) Any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

     Notwithstanding the foregoing provisions, unless otherwise determined in a specific case by majority vote of the Board, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement solely because:

          (i) The acquisition of, or issuance by, Orthofix of its securities; or

          (ii) An entity in which Orthofix directly or indirectly beneficially owns fifty percent (50%) or more of the voting securities, or any Orthofix-sponsored employee stock ownership plan, or any other employee benefit plan of Orthofix, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8K or Schedule 14A (or any successor schedule, form or


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

     report or item therein) under the Exchange Act, disclosing beneficial ownership by form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Common Stock of Orthofix, or because Orthofix reports that a Change in Control of Orthofix has or may have occurred or will or may occur in the future by reason of such beneficial ownership; or

          (iii) Any Orthofix-sponsored employee stock ownership plan, or any other employee benefit plan of Orthofix, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
     Schedule 14D-1, Form 8K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Common Stock of Orthofix, or because Orthofix reports that a Change in Control of Orthofix has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

          (d) "Committee" means the Compensation Committee of the Board.

          (e) "Expiration Date" means the date that is the ten (10) year anniversary of the Grant Date.

          (f) "Permanent Disability" means termination of the Optionee's employment because of any of the following events:

          (i) Any of the events or circumstances under the description of "Permanent Disability" pursuant to the Optionee's Employment Agreement, if such Employment Agreement is in effect; or

          (ii) The Optionee's incapacity resulting from physical or mental illness or disease which substantially prevents the Optionee from performing his duties as an employee of the Company and that has continued at least one hundred and eighty (180) days and can be reasonably be expected to continue indefinitely. Any dispute as to whether or not the Optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Board or the Committee.

     SECTION 2. Grant of Options. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee, during the period commencing on the date of the consummation of the transactions contemplated by the Acquisition Agreement as of the Effective Time (as defined in the Acquisition Agreement (the "Grant Date") and ending on the Expiration Date (the "Option Period"), options to purchase from the Company ___________ shares of Common Stock at an exercise price of $38.00 per share (the "Options").

     SECTION 3. Limitations on Vesting and Exercise. Subject to the terms and conditions set forth in this Agreement, the Options shall be subject to the following vesting and exercisability requirements:

          (a) Generally. All shares subject to the Options shall vest and become fully exercisable on the fourth (4th) anniversary of the Grant Date and shall be exercisable thereafter until and including the Expiration Date, subject to the limitations on exercise set forth in Section 3(c) hereof and any other limitations in effect on the date of exercise. Notwithstanding the foregoing, ____________ shares subject to the Options shall be eligible for accelerated vesting as of the first (1st) anniversary of the Grant Date, an additional ____________ shares subject to the


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

Options shall be eligible for accelerated vesting on the second (2nd) anniversary of the Grant Date and an additional ____________ shares subject to the Options shall be eligible for accelerated vesting on the third (3rd) anniversary of the Grant Date, subject to the attainment of the following stock price targets: each five dollar ($5) increase in the market price of the shares of Common Stock above $40 (each a "Common Stock Price Target") that is attained during each one-year period beginning on the Grant Date and ending on each of the first three (3) anniversaries of the Grant Date (each such date a "Grant Date Anniversary") shall, without duplication for Options that vest in prior years, result in one-fifth (1/5) of the shares subject to the Options and that are eligible for accelerated vesting in such year to vest effective as of the applicable Grant Date Anniversary; provided, however, that the Optionee shall be subject to the limitations on exercise set forth in Section 3(c) hereof. As soon as practicable after each Grant Date Anniversary, the Board or the Committee shall determine the number of Common Stock Price Target increases attained during the one-year period preceding such Grant Date Anniversary. For purposes of the Common Stock Price Target increase determination, the Board or the Committee (as the case may be) shall assume that the market price of the shares of Common Stock was $40 on the first day of each one-year period.

          (i) Based on the foregoing, if, on any Grant Date Anniversary, the number of Common Stock Price Target increases on such Grant Date Anniversary is equal to or exceeds the number of Common Stock Price Target increases attained on the previous Grant Date Anniversary, then the number of Options vested during the one-year period ending on such Grant Date Anniversary shall equal (A) less (B), where:

               (A) equals the (x) the total number of shares eligible for accelerated vesting on such Grant Date Anniversary (i.e., ____ in year one, ____ in year two and ____ in year three) multiplied by (y) a fraction of which the numerator is the total number of Common Stock Price Targets attained during the one-year period ending on such Grant Date Anniversary (which, for purposes of this calculation, assumes the market price of the shares of Common Stock was $40 on the first day of such one-year period) and the denominator is five (5), and

               (B) equals the total number of Options previously vested.

          (ii) If, on any Grant Date Anniversary, the number of Common Stock Price Target increases during the one-year period ending on such Grant Date Anniversary is less than the number of Common Stock Price Target increases attained on the previous Grant Date Anniversary, then the number of Options vested during the one-year period ending on such Grant Date Anniversary shall equal zero (0).

          (b) Grant Date Anniversary Vested Options; Total Number of Vested Options. The total number of vested Options on any Grant Date Anniversary shall be (x) equal the sum of (A) and (B) set forth above in Section 3(a)(i) if, on any Grant Date Anniversary, the number of Common Stock Price Target increases on such Grant Date Anniversary is equal to or exceeds the number of Common Stock Price Target increases attained on the previous Grant Date Anniversary or (y) zero (0) if, on any Grant Date Anniversary, the number of Common Stock Price Target increases on such Grant Date Anniversary is less than the number of Common Stock Price Target increases attained on the previous Grant Date Anniversary (the "Grant Date Anniversary Vested Options"). For all purposes of this Agreement, the total number of vested Options at any time shall equal (x) the sum of all Grant Date Anniversary Vested Options or the number of Options that vest on the fourth (4th ) anniversary of the Grant Date (as the case may be) less (y) the sum of all vested Options that were properly exercised by the Optionee, subject to the limitations on exercise set forth in Section 3(c) hereof, and such amount shall be referred to herein as the "Total Number of Vested Options."

          (c) Exercise Limited to 50% of Vested Options during any One-Year Period. Notwithstanding anything to the contrary, the Optionee shall not exercise more than fifty percent (50%) of the Total Number of Vested Options during any one-year period; provided, however, the Optionee shall be eligible to exercise one hundred percent (100%) of the Total Number of Vested Options after the ninth (9th) anniversary of the Grant Date.

         EXAMPLE

     o If during the first year the price of the shares of Common Stock exceeded $50, then 2 (i.e., $45 and $50) of the 5 Common Stock Price Targets (40% (i.e., 2 divided by 5)) would have been met.

     o By multiplying the total number of Options eligible for vesting in year one (____) and the number of Common Stock Price Targets met in year one (i.e., 40%), the number of Options that would vest in year one would be ____ (i.e., ____ multiplied by 40% = ____). However, the Optionee would only be eligible to exercise ____ of the Total Number of Vested Options during any one-year period due to the limitations on exercise set forth in Section 3(c) hereof.

     o Continuing the example, if during year two, the price of the shares of Common Stock exceeds $55, then 3 (i.e., $45, $50 and $55) of the 5 Common Stock Price Targets (60% (i.e., 3 divided by 5)) would have been met. Thus, the number of Options vesting in year two would be ____. This is calculated by taking the total number of Options eligible for vesting in year two, which is ____, multiplied by 60%, less ____ (i.e., the number of Options that vested in year one). The Total Number of Vested Options would be ____. However, the Optionee would only be eligible to exercise ____ of the Total Number of Vested Options during any one-year period due to the limitations on exercise set forth in Section 3(c) hereof.

     o Continuing the example, if during year three, the price of the shares of Common Stock does not exceed any of the five Common Stock Price Targets, then 0 of the 5 Common Stock Price Targets (0% (i.e., 0 divided by 5)) would have been met. Thus, the number of Options vesting in year three would be 0. The Total Number of Vested Options would remain ____ (i.e., ____ from year one, ____ from year two and ____ from year three). However, the Optionee would only be eligible to exercise ____ of the Total Number of Vested Options during any one-year period due to the limitations on exercise set forth in
          Section 3(c) hereof.

          (d) Trading Period Relating to Common Stock Price Targets. The number of Common Stock Price Targets attained during any one-year period ending on a Grant Date Anniversary shall be determined based upon the highest market price attained during such one-year period for at least ten (10) consecutive trading days on the National Association of Securities Dealers Automated Quotation Market System, or on the principal securities exchange on which the shares of Common Stock is then traded (the "Sustained Trading Period").

          (e) Exercisability. Shares subject to the Options that vest pursuant to Section 3(a) hereof shall become exercisable on each Grant Date Anniversary and, subject to the limitations on exercise set forth in Section 3(c) hereof and the terms and conditions contained in Section 4 hereof, shall remain exercisable until the Expiration Date.

     SECTION 4. Termination of Employment or Change in Control.

          (a) General. A termination of employment shall be deemed to have occurred if the Optionee is no longer employed by the Company or any of its subsidiaries for any reason. The Board and the Committee each shall have the discretion to determine whether employment has been or could have been terminated for the purposes of this Agreement, and the reasons therefore. Any such determination shall be final, binding and conclusive.

          (b) Termination of Employment due to Permanent Disability. If, prior to the Expiration Date, the Optionee shall cease to be employed by the Company by reason of a Permanent Disability, the Options shall remain exercisable until the earlier of the Expiration Date or one (1) year after the date of cessation of employment to the extent the Options were exercisable as of the date of the Optionee's termination of employment by reason of a Permanent Disability, subject to the limitations on exercise set forth in Section 3(c) hereof and any other limitation on the exercise of the Options in effect on the date of exercise.

          (c) Termination of Employment due to Death or Retirement. If, prior to the Expiration Date, the Optionee shall enter retirement (in accordance with any qualified retirement plan maintained by the Company) from employment or cease to be employed by the Company by reason of death, or the Optionee shall die while entitled to exercise any of the Options pursuant to Section 4(b) hereof or the final sentence of Section 4(d) hereof, the executor or administrator of the estate of the Optionee or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Expiration Date or one (1) year after the date of retirement or death, to exercise the Options to the extent that the Optionee was entitled to exercise them on the date of death, subject to the limitations on exercise set forth in
Section 3(c) hereof and any other limitation on the exercise of the Options in effect on the date of exercise.

          (d) Termination of Employment Other than due to Death, Permanent Disability or Retirement. If the Optionee voluntarily terminates employment with the Company for reasons other than death, Permanent Disability, or retirement (a "Voluntary Termination"), or if the Optionee's employment with the Company is terminated for Cause, the Options, to the extent not exercised prior to such termination, shall lapse and be canceled. If the Company terminates the Optionee's employment without Cause, the Options, to the extent exercisable as of the date of Optionee's termination, shall continue to be exercisable until the earlier of the Expiration Date or ninety (90) days after the date of such termination, subject to the limitations on exercise set forth in Section 3(c) hereof and any other limitation on the exercise of the Options in effect on the date of exercise.

          (e) Change in Control. Upon the occurrence of a Change in Control, the Options shall automatically vest in full, provided, however, the vested Options shall continue to be subject to the limitations on exercise set forth in Section 3(c) hereof and any other limitation on the exercise of the Options in effect on the date of exercise. The vested Options shall continue to be exercisable for three months following the Change in Control, subject to such limitations.

          (f) Expiration of Options. After the expiration of any exercise period described in either of Sections 4(b), 4(c), 4(d) or 4(e) hereof, the Options shall terminate together with all of the Optionee's rights hereunder, to the extent not previously exercised. Except as set


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

forth herein, all vesting with respect to the Options shall cease upon the Optionee's termination of employment and all Options to the extent unvested as of the Date of Termination shall expire.

     SECTION 5. Methods of Exercising Options.

          (a) Notice of Exercise. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company signed by the Optionee or a Permitted Transferee and stating the number of shares of Common Stock in respect of which the Options are being exercised. Such notice shall be accompanied by payment of the full exercise price. The date of exercise of the Options shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which any requisite conditions are satisfied, including, without limitation, the conditions set forth below in Sections 8 hereof. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Options and no shares of Common Stock will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Options may not be exercised at any one time as to less than one hundred (100) shares (or such number of shares as to which the Options are then exercisable if less than one hundred (100)). In no event shall the Options be exercisable for a fractional share.

          (b) Payment. Prior to the issuance of a certificate pursuant to
Section 14 hereof evidencing the shares of Common Stock in respect of which all or a portion of the Options shall have been exercised, the Optionee shall have paid to the Company the exercise price for all shares of Common Stock purchased pursuant to the exercise of such Options. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars. Payment may also be made in mature shares of Common Stock owned by the Optionee, or in any combination of cash or such mature shares as the Board or the Committee (as the case may be) in their sole discretion may approve. The Company may also permit the Optionee to pay for such shares of Common Stock by directing the Company to withhold shares of Common Stock that would otherwise be received by the Optionee, pursuant to such rules as the Board or the Committee may establish from time to time. In the discretion of the Board or the Committee, and in accordance with rules and procedures established by the Board or the Committee, the Optionee may be permitted to make a "cashless" exercise of all or a portion of the Options.

     SECTION 6. Withholding. The Company shall have the right, prior to the delivery of any certificates evidencing shares of Common Stock to be issued upon full or partial exercise of the Options (whether by the Optionee or any Permitted Transferees), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Optionee, pursuant to such rules as the Board or the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Options the minimum required federal, state or local taxes required to be withheld with respect to such payments.

     SECTION 7. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution or Permitted Transferees (as defined below in Section 8 hereof), the word "Optionee" shall be deemed to include such person or persons.

     SECTION 8. Non-Transferability. Unless the Board or the Committee determines otherwise on or after the Grant Date, no Options shall be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Board or the Committee may, in their discretion and subject to such terms and conditions as they shall specify, permit the transfer of the Options for no consideration to the Optionee's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Options transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Optionee. The Board or the Committee may in their discretion permit transfers of Options other than those contemplated by this
Section 8. During the lifetime of the Optionee, the Options shall be exercisable only by the Optionee or by a Permitted Transferee to whom such Options have been transferred in accordance with this Section 8. The grant of the Options shall impose no obligation on the Optionee to exercise the Options.

     SECTION 9. Shareholder Rights. No shares of Common Stock shall be issued in respect of the exercise of the Options until full payment therefor has been made. The holder of the Options shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Options until the date the Optionee or his nominee becomes the holder of record of such shares. Except as otherwise provided herein, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

     SECTION 10. No Restriction on Right to Effect Corporate Changes. Neither this Agreement nor the existence of any Options granted hereunder shall affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustments, recapitalizations, reorganizations or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     SECTION 11. Changes in Capitalization. Notwithstanding any provision of this Agreement, the number and kind of shares authorized for issuance under
Section 2 hereof may be equitably adjusted in the sole discretion of the Board or the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares of Common Stock at a price substantially below fair market value or other similar corporate event affecting the shares of Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Agreement. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Options and the exercise price per share under any outstanding Options may be equitably adjusted (including by payment of cash to the Optionee) in the sole discretion of the Board or the Committee in order to preserve the benefits or potential benefits intended to be made available to the Optionee. Such adjustments shall be made by the Board or the Committee, in their sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Board or the Committee, such adjusted Options shall be subject to the same restrictions (including, without limitations, the limitations on exercise set forth in Section 3(c) hereof) and vesting schedule to which the underlying Options are subject.

     SECTION 12. No Right to Employment. Neither this Agreement, the grant of Options under this Agreement, nor any action taken or omitted to be taken under this Agreement shall be deemed to create or confer on the Optionee any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment of such Optionee at any time.

     SECTION 13. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee (as the case may be) shall be final, binding and conclusive. In addition, the Board or the Committee (as the case may be) may require the Optionee purchasing shares of Common Stock pursuant to this Agreement to represent to and agree with the Company in writing that such Optionee is purchasing the shares Common Stock for investment purposes and not with a view to the distribution thereof.

     SECTION 14. Issuance of Share Certificates. As soon as is reasonably practical after its receipt of a proper notice of exercise and payment of the exercise price for the number of shares with respect to which the Options are exercised, the Company shall deliver to the Optionee, at the principal office of the Company or at such other location as may be acceptable to the Company and the Optionee, one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares of Common Stock shall be fully paid and nonassessable and shall be issued in the name of the Optionee. All certificates for shares of Common Stock delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Board or the Committee (as the case may be) may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which shares of Common Stock are then listed, and any applicable securities law, and the Board or the Committee (as the case may be) may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     SECTION 15. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee's last known address, as reflected in the Company's records.

     SECTION 16. Non-Qualified Options. The Options are not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or any successor provision thereto.

     SECTION 17. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     SECTION 18. Determinations; Liability. All determinations by the Board or the Committee (as the case may be) in construing and interpreting this Agreement shall be final,


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

binding and conclusive for all purposes and upon all persons interested herein. No member of the Board or Committee shall be liable for any action or determination made in connection with the operation or interpretation of this Agreement and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with this Agreement, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to this Agreement, the Board and the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Board or the Committee deems necessary, and no member of the Board or the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

     SECTION 19. Amendments. The Board and the Committee each shall have the power to alter or amend the terms of the Options as set forth herein from time to time, and any alteration or amendment of the terms of the Options by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person, provided, however, that no amendment or modification shall materially and adversely alter or impair the rights of the Optionee in the Options granted pursuant to this Agreement without the consent of the holder thereof. The Committee shall give written notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Company by mutual consent to alter or amend the terms of the Options in any manner approved by the Board or the Committee.

     SECTION 20. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     SECTION 21. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            ORTHOFIX INTERNATIONAL N.V.



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                                            Title



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